EXHIBIT 2  page 4 of  5

          ENTERGY CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CASH FLOWS
      For The Nine Months Ended September 30, 1999
                       (Unaudited)
                     (In Thousands)



                  OPERATING ACTIVITIES
Consolidated net income                                         $578,822
Noncash items included in net income:
 Amortization of  rate deferrals                                 107,902
 Reserve for regulatory adjustments                              (13,156)
 Other regulatory charges                                         10,033
 Depreciation, amortization, and decommissioning                 558,169
 Deferred income taxes and investment tax credits               (180,764)
 Allowance for equity funds used during construction             (20,636)
 (Gain) loss on sale of assets                                   (61,888)
Changes in working capital (Net of effects from dispositions):
 Receivables                                                    (383,339)
 Fuel inventory                                                  (28,551)
 Accounts payable                                                244,784
 Taxes accrued                                                   391,609
 Interest accrued                                                (39,348)
 Deferred fuel                                                  (169,347)
 Other working capital accounts                                    1,121
Decommissioning trust contributions and realized
  change in trust assets                                         (45,847)
Provision for estimated losses and reserves                      (31,995)
Changes in other regulatory assets                               (33,766)
Other                                                             79,082
                                                               ---------
 Net cash flow provided by operating activities                  962,885
                                                               ---------
                   INVESTING ACTIVITIES
Construction/capital expenditures                               (792,348)
Allowance for equity funds used during construction               20,636
Nuclear fuel purchases                                          (114,764)
Proceeds from sale/leaseback of nuclear fuel                     108,938
Proceeds from sale of businesses                                 351,082
Investment in other nonregulated/nonutility properties           (80,864)
Proceeds from notes receivable                                   956,356
Purchase of other temporary investments                         (468,653)
Other                                                              7,908
                                                                --------
 Net cash flow used in investing activities                      (11,709)
                                                                --------

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                                  EXHIBIT 2  page 5 of  5

          ENTERGY CORPORATION AND SUBSIDIARIES
          CONSOLIDATED STATEMENT OF CASH FLOWS
      For The Nine Months Ended September 30, 1999
                       (Unaudited)
                      (In Thousands)



                  FINANCING ACTIVITIES
Proceeds from the issuance of:
  First mortgage bonds                                        74,679
  G&R mortgage bonds                                         124,192
  Other long-term debt                                       585,051
  Common stock                                                13,390
Retirement of:
  First mortgage bonds                                      (345,887)
  G&R mortgage bonds                                        (132,413)
  Other long-term debt                                      (369,625)
Repurchase of common stock                                  (129,160)
Redemption of preferred stock                                (77,958)
Changes in short-term borrowings - net                      (285,500)
Dividends paid:
  Preferred stock                                            (31,340)
  Common stock                                              (218,042)
                                                          ----------
  Net cash flow used in financing activities                (792,613)
                                                          ----------
Effect of exchange rates on cash and cash equivalents          1,340
                                                          ----------
Net increase (decrease) in cash and cash equivalents         159,903

Cash and cash equivalents at beginning of period           1,184,495
                                                          ----------
Cash and cash equivalents at end of period                $1,344,398
                                                          ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid during the period for:
  Interest - net of amount capitalized                      $447,054
  Income taxes                                              $155,426
 Noncash investing and financing activities:
  Change in unrealized appreciation/(depreciation) of
  decommissioning trust assets                               $22,916

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